Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-101069, No. 333-107149 and No. 333-120165 of SAVVIS Communications Corporation on Form S-8 of our report dated February 6, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142), appearing in the Annual Report on Form 10-K of SAVVIS Communications Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

McLean, Virginia

March 1, 2005